CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                             CHIU MINIMALLY INVASIVE
                       SPINE SURGERY MEDICAL CENTERS, INC.

         JOHN C. CHIU, M.D., certifies that:

         1.  He is  both  the  President  and the  Secretary  of CHIU  MINIMALLY
INVASIVE  SPINE  SURGERY  MEDICAL  CENTERS,   INC.  (the   "Corporation").   The
Corporation has been organized under the laws of the State of California.

         2. The Board of Directors of the Corporation has approved the following amendment to Article FIRST of the Articles of Incorporation of the Corporation:

                  "FIRST: The name of this Corporation is CHIU MINIMALLY INVASIVE SPINE SURGERY AND MEDICAL CENTERS, INC."

         3. The Board of Directors of the Corporation has approved the following amendment to Article SECOND of the Articles of Incorporation of the Corporation:

                  "SECOND: The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code."

         4. The Board of Directors has approved the following amendment to Article THIRD of the Articles of Incorporation of the Corporation:

                  "THIRD: The total number of shares which this Corporation is authorized to issue is one hundred thousand (100,000)."

         5. The Board of Directors has approved the following amendment to Article FIFTH of the Articles of Incorporation of the Corporation:

                  "FIFTH: The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

         6. The Board of Directors has approved the following amendment to Article SIXTH of the Articles of Incorporation of the Corporation:

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                  "SIXTH:  This  Corporation  is  authorized  to  indemnify  the directors and officers of the Corporation to the fullest extent permissible under California law."

         7. The foregoing amendments each have been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The Corporation has only one class of shares. Each outstanding share is entitled to one (1) voting only. The Corporation has one thousand (1,000) shares outstanding and, hence, the total number of shares entitled to vote with respect to the amendment was one thousand (1,000). The number of shares voting in favor of the amendment exceeded the vote required, in that the affirmative vote of a majority, that is, more than fifty percent (50%), of the outstanding share was required for approval of the amendment and the amendment was approved by the affirmative vote of one thousand (1,000) shares, or one hundred percent (100%) of the outstanding voting shares.

                                        /s/ John C. Chiu
                                       -----------------------------------------
                                       JOHN C. CHIU, M.D., President & Secretary

         The undersigned declares under penalty of perjury that the matter set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on April 13, 1998, at Thousand Oaks, California.

                                        /s/ John C. Chiu
                                       -----------------------------------------
                                       JOHN C. CHIU, M.D.